UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2023

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Floor 3 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Underwriting Agreement

As previously disclosed, on July 6, 2023, VBI Vaccines Inc. (the “Company”) entered into an underwriting agreement with Raymond James & Associates, Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering (the “Underwritten Offering”) of 10,909,091 common shares (the “Underwritten Shares”) of the Company, no par value per share (the “Common Shares”), and accompanying common warrants to purchase up to 10,909,091 Common Shares (the “Underwritten Warrants”, and the shares issuable upon exercise of such Underwritten Warrants, the “Underwritten Warrant Shares”). The Company also granted the Underwriters a 30-day option to purchase up to an additional 1,636,363 Underwritten Shares and/or Underwritten Warrants to purchase up to 1,636,363 Common Shares offered in the Underwritten Offering. On July 10, 2023, the Underwriters exercised their option to purchase additional Underwritten Warrants to purchase up to 1,636,363 Common Shares (the “Warrant Option”). The Underwritten Offering, including the Warrant Option, closed on July 10, 2023 (the “Closing Date”).

A copy of the legal opinion and consent of Stikeman Elliott LLP, relating to the validity of the issuance and sale of the Underwritten Shares and the Underwritten Warrant Shares is attached as Exhibit 5.1 hereto. A copy of the legal opinion and consent of Haynes and Boone, LLP relating to the enforceability of the Underwritten Warrants is filed as Exhibit 5.3 hereto.

Stock Purchase Agreement

As previously disclosed, on July 5, 2023, the Company entered into a Stock Purchase Agreement with Brii Biosciences Limited, an exempted company organized under the laws of the Cayman Islands, in connection with the Company’s registered direct offering (the “RD Offering”), issuance and sale of 1,818,182 Common Shares (the “RD Shares”) and accompanying common warrants to purchase up to 1,818,182 Common Shares (the “RD Warrants”, and the shares issuable upon exercise of such RD Warrants, the “RD Warrant Shares”). The RD Offering closed simultaneously with the Underwritten Offering on the Closing Date.

A copy of the legal opinion and consent of Stikeman Elliott LLP, relating to the validity of the issuance and sale of the RD Shares and the RD Warrant Shares is attached as Exhibit 5.2 hereto. A copy of the legal opinion and consent of Haynes and Boone, LLP relating to the enforceability of the RD Warrants is filed as Exhibit 5.4 hereto.

Immediately following the Closing Date, after giving effect to the Underwritten Offering (including the exercise of the Warrant Option) and the RD Offering, the number of outstanding Common Shares of the Company is 21,335,812.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Stikeman Elliott LLP
5.2	Opinion of Stikeman Elliott LLP
5.3	Opinion of Haynes and Boone, LLP
5.4	Opinion of Haynes and Boone, LLP
23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)
23.2	Consent of Stikeman Elliott LLP (included in Exhibit 5.2)
23.3	Consent of Haynes and Boone, LLP (included in Exhibit 5.3)
23.4	Consent of Haynes and Boone, LLP (included in Exhibit 5.4)
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: July 11, 2023	By:	/s/ Jeffrey R. Baxter
Jeffrey R. Baxter
President and Chief Executive Officer